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                         SUBSIDIARIES OF THE REGISTRANT

      The following is a list of the subsidiaries of Sound Federal Bancorp following the Reorganization:


      Name                                           State of Incorporation
      ----                                           ----------------------

      Sound Federal Savings                          Federal
               |
      Sound REIT, Inc.                               New York

      First Federal REIT, Inc.                       New York

      Mamaroneck Advisors, Inc.                      New York